Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

BENEFICIENT

 (Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Class A Common Stock	457(c)	71,017,840	$4.0041 (1)	$284,362,533	$0.0001381	$39,270.47
	Total Offering Amounts					$284,362,533		$39,270.47
	Total Fees Previously Paid							$—
	Total Fee Offsets							$33,195.41
	Net Fee Due							$6,075.06

(1)	Represents 71,017,840 shares of Class A common stock, par value $0.001 per share (the “Class A common stock”), of Beneficient (the “Company”) registered for resale by the selling holders named in this registration statement (the “Prospectus”), consisting of (i) 64,371,217 shares of Class A common stock that the Company may elect to issue and sell pursuant to the SEPA (as defined in the Prospectus and such shares, the “SEPA Shares”), (ii) 165,674 shares of Class A common stock that may be issued upon exercise of the Warrants (as defined in the Prospectus) to purchase 165,674 shares of Class A common stock at an exercise price of $21.04, (iii) 15,625 shares of Class A common stock issuable upon of conversion of the Series B-2 preferred stock, par value $0.001 per share, pursuant to the Mendoza Subscription Agreement (as defined in the Prospectus), (iv) 1,786 shares of Class A common stock issuable upon of conversion of the Series B-3 preferred stock, par value $0.001 per share, pursuant to the Interest Solutions Subscription Agreement (as defined in the Prospectus), (v) 3,219 shares of Class A common stock issuable upon of conversion of the Series B-4 preferred stock, par value $0.001 per share, pursuant to the Convergency Subscription Agreement (as defined in the Prospectus), (vi) 245,305 shares of Class A common stock issuable upon conversion of the Series B-5 preferred stock, par value $0.001 per share, pursuant to the 8F Fund Subscription Agreement (as defined in the Prospectus), (vii) 5,107,787 shares of Class A common stock issuable upon conversion of the Series B-6 preferred stock, par value $0.001 per share, pursuant to the Pulse Pioneer Fund Subscription Agreement (as defined in the Prospectus), (viii) 130,557 shares of Class A common stock issuable upon conversion of the Series B-7 preferred stock, par value $0.001 per share, pursuant to the Cork & Vines Fund Subscription Agreement (as defined in the Prospectus), (ix) 937,191 shares of Class A common stock issuable upon conversion of the Series B-8 common stock, par value $0.001 per share, pursuant to the Mendoza Ventures Growth Fund III Subscription Agreement (as defined in the Prospectus), (x) 14,293 shares of Class A common stock issued pursuant to the Amendment to the Settlement and Release Agreement (as defined in the Prospectus) and (xi) 25,186 shares of Class A common stock issued pursuant to the Vendor Subscription Agreement (as defined in the Prospectus). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Company is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($4.6982) and low ($3.31) prices of the shares of Class A common stock on The Nasdaq Capital Market on December 16, 2025 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims (1)	Beneficient	S-1	333-282760	October 22, 2024	-—	$33,195.41	Equity	Class A common stock	(1)	$33,195.41	—
Fee Offset Sources (2)	Beneficient	S-1	333-282760	—	October 22, 2024	—	—	—	—	—	$33,195.41

(1)	The Registrant previously filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on October 22, 2024 (File No. 333-282760) (the “Prior Registration Statement”), that registered an aggregate of 25,401,616 shares of Class A common stock, 24,849,910 of which remain unsold (the “Unsold Securities”) (as adjusted for stock splits). The Registrant hereby confirms that the Prior Registration Statement has been terminated.
(2)	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Unsold Securities covered by the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Unsold Securities covered by the Prior Registration Statement was pursuant to Rule 457(p) under the Securities Act, and the Registrant hereby offsets the total registration fee due under this Registration Statement of $39,270.47 from the fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement. Accordingly, a registration fee of $6,075.06 is being paid in connection with the filing of this Registration Statement.